Exhibit 99.1

LIFE PARTNERS HOLDINGS, INC. ANNOUNCES
ANNUAL MEETING DATES

Waco, TX – May 20, 2013 – Life Partners Holdings, Inc. (Nasdaq GS: LPHI), parent company of Life Partners, Inc., announced today that its annual meeting of shareholders will be held on Monday, August 5, 2013. All shareholders of record as of June 6, 2013, will be invited to attend. More detailed information on the annual meeting will be included in the Company’s definitive proxy statement, which it expects to mail to shareholders on or about June 26, 2013.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements.” Since its incorporation in 1991, Life Partners has completed over 149,000 transactions for its worldwide client base of over 29,000 high net worth individuals and institutions in connection with the purchase of over 6,500 policies totaling over $3.1 billion in face value.

**********

LPHI-G

Contact:

Life Partners Holdings, Inc.

Shareholder Relations

254-751-7797

info@LPHI.com

www.lphi.com

4